Exhibit 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) is entered into by and between Chris Riley (“Employee”) and Ticketmaster L.L.C., a Delaware (the “Company”), as of December 9, 2004 and shall be effective as of January 10, 2005 (the “Effective Date”).

WHEREAS, the Company desires to establish its right to the services of Employee, in the capacity described below, on the terms and conditions hereinafter set forth, and Employee is willing to accept such employment on such terms and conditions.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, Employee and the Company have agreed and do hereby agree as follows:

1A.          EMPLOYMENT.  The Company agrees to employ Employee as Vice President, Assistant General Counsel and Employee accepts and agrees to such employment.  During Employee’s employment with the Company, Employee shall do and perform all services and acts necessary or advisable to fulfill the duties and responsibilities as are commensurate and consistent with Employee’s position and shall render such services on the terms set forth herein.  Employee shall render such other services for the Company and corporations controlled by, under common control with or controlling, directly or indirectly, the Company, and to successor entities and assignees of the Company (each, a “Company Affiliate”) as the Company may from time to time reasonably request and as shall be consistent with the duties Employee is to perform form the Company and with Employee’s experience.  During Employee’s employment with the Company, Employee shall report directly to such person(s) as from time to time may be designated by the Company (hereinafter referred to as the “Reporting Officer”).  Employee shall have such powers and duties with respect to the Company as may reasonably be assigned to Employee by the Reporting Officer, to the extent consistent with Employee’s position and status.  Employee agrees to devote all of Employee’s working time, attention and efforts to the Company and to perform the duties of Employee’s position in accordance with the Company’s policies as in effect from time to time.

2A.          TERM OF AGREEMENT.  The term (“Term”) of this Agreement shall commence on the Effective Date and shall continue for a period of three (3) years unless sooner terminated in accordance with the provisions of Section 1 of the Standard Terms and Conditions attached hereto.  For the avoidance of doubt, the parties’ post-termination obligations including but not limited to the confidentiality, covenant not to compete, consulting, non-solicitation of employees, and non-solicitation of clients provisions in the Agreement shall survive the Term of Employee’s employment hereunder.

1.

3A.          COMPENSATION.

(a)           BASE SALARY.  During the Term, the Company shall pay Employee an annual base salary of $230,000 (the “Base Salary”), payable in equal biweekly installments or in accordance with the Company’s payroll practice as in effect from time to time.  For all purposes under this Agreement, the term “Base Salary” shall refer to Base Salary as in effect from time to time.

(b)           DISCRETIONARY BONUS.  During the Term, Employee shall be eligible to receive discretionary annual bonuses.

(c )          BENEFITS.  From the Effective Date through the date of termination of Employee’s employment with the Company for any reason, Employee shall be entitled to participate in any welfare, health and life insurance and pension benefit and incentive programs as may be adopted from time to time by the Company.  Without limiting the generality of the foregoing, Employee shall be entitled to the following benefits:

(i)            Reimbursement for Business Expenses.  During the Term, the Company shall reimburse Employee for all reasonable and necessary expenses incurred by Employee in performing Employee’s duties for the Company, on the same basis as similarly situated employees and in accordance with the Company’s policies as in effect from time to time.

(ii)           Vacation.  During the Term, Employee shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company applicable to similarly situated employees of the Company generally.

4.             4A.          NOTICES.  All notices and other communications under this Agreement shall be in writing and shall be given by first-class mail, certified or registered with return receipt requested or hand delivery acknowledged in writing by the recipient personally, and shall be deemed to have been duly given three days after mailing or immediately upon duly acknowledged hand delivery to the respective persons named below:

If to the Company:	Ticketmaster L.L.C.
8800 Sunset Boulevard
West Hollywood, CA 90069
Attention: Senior Vice-President Human Resources
and
Attention: General Counsel

With a copy to:	IAC/Interactivecorp
152 West 57th Street
New York, NY 10019
Attention: General Counsel

If to Employee:	Chris Riley
2811 W. Silver Lake Drive
Los Angeles, CA 90039

Either party may change such party’s address for notices by notice duly given pursuant hereto.

5A.          GOVERNING LAW; JURISDICTION.  This Agreement and the legal relations thus created between the parties hereto shall be governed by and construed under and in accordance with the internal laws of the State of California without reference to the principles of conflicts of laws.  Any and all disputes between the parties which may arise pursuant to this Agreement will be heard and determined before an appropriate federal court in California , or, if not maintainable therein, then in an appropriate California state court.  The parties acknowledge that such courts have jurisdiction to interpret and enforce the provisions of this Agreement, and the parties consent to, and waive any and all objections that they may have as to, personal jurisdiction and/or venue in such courts.

6A.          COUNTERPARTS.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.  Employee expressly understands and acknowledges that the Standard Terms and Conditions attached hereto are incorporated herein by reference, deemed a part of this Agreement and are binding and enforceable provisions of this Agreement.  References to “this Agreement” or the use of the term “hereof” shall refer to this Agreement and the Standard Terms and Conditions attached hereto, taken as a whole.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and delivered by its duly authorized officer and Employee has executed and delivered this Agreement as of December 9, 2004.

Ticketmaster
8800 Sunset Blvd
West Hollywood, CA 90069

By:

/s/ Brad Serwin
Brad Serwin
EVP and General Counsel

/s/ Chris Riley
Chris Riley

STANDARD TERMS AND CONDITIONS

1.             TERMINATION OF EMPLOYEE’S EMPLOYMENT.

(a)           DEATH.  In the event Employee’s employment hereunder is terminated by reason of Employee’s death, the Company shall pay Employee’s designated beneficiary or beneficiaries, within 30 days of Employee’s death in a lump sum in cash, Employee’s Base Salary through the end of the month in which death occurs and any Accrued Obligations (as defined in paragraph 1(f) below).

(b)           DISABILITY.  If, as a result of Employee’s incapacity due to physical or mental illness (“Disability”), Employee shall have been absent from the full-time performance of Employee’s duties with the Company for a period of four consecutive months and, within 30 days after written notice is provided to Employee by the Company (in accordance with Section 4A above), Employee shall not have returned to the full-time performance of Employee’s duties, Employee’s employment under this Agreement may be terminated by the Company for Disability.  During any period prior to such termination during which Employee is absent from the full-time performance of Employee’s duties with the Company due to Disability, the Company shall continue to pay Employee’s Base Salary at the rate in effect at the commencement of such period of Disability, offset by any amounts payable to Employee under any disability insurance plan or policy provided by the Company.  Upon termination of Employee’s employment due to Disability, the Company shall pay Employee within 30 days of such termination (i) Employee’s Base Salary through the end of the month in which termination occurs in a lump sum in cash, offset by any amounts payable to Employee under any disability insurance plan or policy provided by the Company; and (ii) any Accrued Obligations (as defined in paragraph 1(f) below).

(c)           TERMINATION FOR CAUSE.  The Company may terminate Employee’s employment under this Agreement for Cause at any time prior to the expiration of the Term.   As used herein, “Cause” shall mean:   (i) the plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense by Employee; provided, however, that after indictment, the Company may suspend Employee from the rendition of services, but without limiting or modifying in any other way the Company’s obligations under this Agreement; (ii) a material breach by Employee of a fiduciary duty owed to the Company; (iii) a material breach by Employee of any of the covenants made by Employee in Section 2 hereof; (iv) the willful or gross neglect by Employee of the material duties required by this Agreement; (v) a material breach by the Employee of his duty not to engage in any transaction that represents, directly or indirectly, self-dealing with the Company or any Company Affiliates which has not been approved by a majority of the disinterested directors of the Company’s Board of Directors, if such material breach remains uncured after the lapse of 30 days following the date that the Company has given the Employee written notice thereof; (vi) any act of misappropriation, embezzlement, intentional fraud or similar contact involving the Company or any Company Affiliates;

and (vii) intentional infliction of any damage of a material nature to any property of the Company or any Company Affiliates or (viii) a violation of any Company policy pertaining to ethics, wrongdoing or conflicts of interest.  In the event of Employee’s termination for Cause, this Agreement shall terminate without further obligation by the Company, except for the payment of any Accrued Obligations (as defined in paragraph 1(f) below).

1.     TERMINATION BY THE COMPANY OTHER THAN FOR DEATH, DISABILITY OR CAUSE.  If Employee’s employment is terminated by the Company for any reason other than Employee’s death or Disability or for Cause, then (i) the Company shall pay Employee the Base Salary through the end of the Term over the course of the then remaining Term; and (ii) the Company shall pay Employee within 30 days of the date of such termination in a lump sum in cash any Accrued Obligations (as defined in paragraph 1(f) below).  The payment to Employee of the severance benefits described in this Section 1(d) shall be subject to Employee’s execution and non-revocation of a general release of the Company and its affiliates in a form substantially similar to that used for similarly situated executives of the Company and its affiliates.

(d)

(e)           MITIGATION; OFFSET.  In the event of termination of Employee’s employment prior to the end of the Term, Employee shall use reasonable best efforts to seek other employment and to take other reasonable actions to mitigate the amounts payable under Section 1 hereof.  If Employee obtains other employment during the Term, the amount of any payment or benefit provided for under Section 1 hereof which has been paid to Employee shall be refunded to the Company by Employee in an amount equal to any compensation earned by Employee as a result of employment with or services provided to another employer after the date of Employee’s termination of employment and prior to the otherwise applicable expiration of the Term, and all future amounts payable by the Company to Employee during the remainder of the Term shall be offset by the amount earned by Employee from another employer.  Any non-cash compensation (including unvested equity) received from a subsequent employer will not be considered as compensation to be offset against amounts paid or to be paid to Employee in the event of termination without cause.  For purposes of this Section 1(e), Employee shall have an obligation to inform the Company regarding Employee’s employment status following termination and during the period encompassing the Term.

(f)            ACCRUED OBLIGATIONS.  As used in this Agreement, “Accrued Obligations” shall mean the sum of (i) any portion of Employee’s Base Salary through the date of death or termination of employment for any reason, as the case may be, which has not yet been paid; and (ii) any compensation previously earned but deferred by Employee (together with any interest or earnings thereon) that has not yet been paid.

2.             CONFIDENTIAL INFORMATION; NON-SOLICITATION; AND PROPRIETARY RIGHTS.

(a)           CONFIDENTIALITY.  Employee acknowledges that while employed by the Company Employee will occupy a position of trust and confidence.  Employee shall not, except as may be required to perform Employee’s duties hereunder or as required by applicable law, without limitation in time or until such information shall have become public other than by Employee’s unauthorized disclosure, disclose to others or use, whether directly or indirectly, any Confidential Information regarding the Company or any of its subsidiaries or affiliates.  “Confidential Information” shall mean information about the Company or any of its subsidiaries or affiliates, and their clients and customers that is not disclosed by the Company or any of its subsidiaries or affiliates for financial reporting purposes and that was learned by Employee in the course of employment by the Company or any of its subsidiaries or affiliates, including (without limitation) any proprietary knowledge, trade secrets, data, formulae, information and client and customer lists and all papers, resumes, and records (including computer records) of the documents containing such Confidential Information.  Employee acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company and its subsidiaries or affiliates, and that such information gives the Company and its subsidiaries or affiliates a competitive advantage.  Employee agrees to deliver or return to the Company, at the Company’s request at any time or upon termination or expiration of Employee’s employment or as soon thereafter as possible, all documents, computer tapes and disks, records, lists, data, drawings, prints, notes and written information (and all copies thereof) furnished by the Company and its subsidiaries or affiliates or prepared by Employee in the course of Employee’s employment by the Company and its subsidiaries or affiliates.  As used in this Agreement, “subsidiaries” and “affiliates” shall mean any company controlled by, controlling or under common control with the Company.

(b)           POST-SEPARATION COOPERATION.  During the one year period commencing immediately upon the termination of Employee’s employment for any reason (other than termination resulting from Employee’s death), Employee shall be available for consultation with the Company and its subsidiaries and affiliates concerning their general operations and the industries in which they engage in business, as may be reasonably required without jeopardizing Employee’s then full-time, non-Ticketmaster Business employment opportunities; provided, however, that Employee shall not be obligated to devote more than 24 hours during such one year period to the performance of such duties.  The Company agrees to reimburse Employee for all reasonable and necessary business expenses incurred by Employee in the performance of such consultation in accordance with the Company’s reimbursement policy, including, without limitation, the submission of supporting evidence as reasonably required by the Company.

(c)           NON-SOLICITATION OF EMPLOYEES.  Employee recognizes that he will possess confidential information about other employees of the Company and its subsidiaries or affiliates relating to their education, experience, skills, abilities, compensation and benefits, and inter-personal relationships with suppliers to and customers of the Company and its subsidiaries or affiliates.  Employee recognizes that the information he will possess about these other employees is not generally known, is of substantial value to the Company and its subsidiaries or affiliates in developing their respective businesses and in securing and retaining customers, and will be acquired by Employee because of Employee’s business position with the Company.  Employee agrees that, during Employee’s employment and during the two-year period commencing immediately upon the termination of Employee’s employment for any reason (other than termination resulting from Employee’s death), Employee will not, directly or indirectly, solicit or recruit any employee of the Company or any of its subsidiaries or affiliates for the purpose of being employed by Employee or by any business, individual, partnership, firm, corporation or other entity on whose behalf Employee is acting as an agent, representative or employee.  The mere fact that Employee is an employee of a company, business, partnership, firm, corporation or other entity soliciting employees of the Company, without the Employee’s involvement in the solicitation, will not cause Employee to violate this provision.  Employee will not convey any such confidential information or trade secrets about other employees of the Company or any of its subsidiaries or affiliates to any other person except within the scope of Employee’s duties hereunder

(d)           NON-SOLICITATION OF CUSTOMERS.  During Employee’s employment and during the two-year period commencing immediately upon the termination of Employee’s employment for any reason (other than termination resulting from Employee’s death), Employee shall not solicit any Customers of the Company or any of its subsidiaries or affiliates or encourage (regardless of who initiates the contact) any such Customers to use the facilities or services of any competitor of the Company or any of its subsidiaries or affiliates.  “Customer” shall mean any person who engages the Company or any of its subsidiaries or affiliates to sell, on its behalf as agent, tickets to the public.

(e)           PROPRIETARY RIGHTS; ASSIGNMENT.  All Employee Developments shall be made for hire by the Employee for the Company or any of its subsidiaries or affiliates.  “Employee Developments” means any idea, discovery, invention, design, method, technique, improvement, enhancement, development, computer program, machine, algorithm or other work or authorship that (i) relates to the business or operations of the Company or any of its subsidiaries or affiliates, or (ii) results from or is suggested by any undertaking assigned to the Employee or work performed by the Employee for or on behalf of the Company or any of its subsidiaries or affiliates, whether created alone or with others, during or after working hours.  All Confidential Information and all Employee Developments shall remain the sole property of the Company or any of its subsidiaries or affiliates.  The Employee shall acquire no proprietary interest in any Confidential Information or Employee Developments developed or acquired during the Term.  To the extent the Employee may, by operation of law or otherwise, acquire any right, title or interest in or to any Confidential Information or Employee Development, the

Employee hereby assigns to the Company all such proprietary rights.  The Employee shall, both during and after the Term, upon the Company’s request, promptly execute and deliver to the Company all such assignments, certificates and instruments, and shall promptly perform such other acts, as the Company may from time to time in its discretion deem necessary or desirable to evidence, establish, maintain, perfect, enforce or defend the Company’s rights in Confidential Information and Employee Developments.

(f)            COMPLIANCE WITH POLICIES AND PROCEDURES.  During the Term, Employee shall adhere to the policies and standards of professionalism set forth in the Company’s Policies and Procedures as they may exist from time to time.

(g)           REMEDIES FOR BREACH.  Employee expressly agrees and understands that Employee will notify the Company in writing of any alleged breach of this Agreement by the Company, and the Company will have 30 days from receipt of Employee’s notice to cure any such breach.  Similarly, in the event that any alleged breach of this Agreement by Employee is curable, the Company expressly agrees and understands that the Company shall notify Employee in writing of such alleged breach of this Agreement by Employee, and Employee will have 30 days from receipt of the Company’s notice to cure any such breach.

Employee expressly agrees and understands that the remedy at law for any breach by Employee of this Section 2 will be inadequate and that damages flowing from such breach are not usually susceptible to being measured in monetary terms.  Accordingly, it is acknowledged that upon Employee’s violation of any provision of this Section 2 the Company shall be entitled to obtain from any court of competent jurisdiction immediate injunctive relief and obtain a temporary order restraining any threatened or further breach as well as an equitable accounting of all profits or benefits arising out of such violation.  Nothing in this Section 2 shall be deemed to limit the Company’s remedies at law or in equity for any breach by Employee of any of the provisions of this Section 2, which may be pursued by or available to the Company.

(h)           SURVIVAL OF PROVISIONS.  The obligations contained in this Section 2 shall, to the extent provided in this Section 2, survive the termination or expiration of Employee’s employment with the Company and, as applicable, shall be fully enforceable thereafter in accordance with the terms of this Agreement.  If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 2 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

3.             TERMINATION OF PRIOR AGREEMENTS.  This Agreement constitutes the entire agreement between the parties and terminates and supersedes any and all prior agreements and understandings (whether written or oral) between the parties with respect to the subject matter of this Agreement.  Employee acknowledges and agrees that neither the Company nor anyone acting on its behalf has made, and is not making, and in executing this Agreement, the Employee has not relied upon, any representations, promises or inducements except to the extent the same is expressly set forth in this Agreement.  Employee hereby represents and warrants that by entering into this Agreement, Employee will not rescind or otherwise breach an employment agreement with Employee’s current employer prior to the natural expiration date of such agreement.

4.             ASSIGNMENT; SUCCESSORS.  This Agreement is personal in its nature and none of the parties hereto shall, without the consent of the others, assign or transfer this Agreement or any rights or obligations hereunder, provided that, in the event of the merger, consolidation, transfer, or sale of all or substantially all of the assets of the Company with or to any other individual or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties, and obligations of the Company hereunder, and all references herein to the “Company” shall refer to such successor.

5.             WITHHOLDING.  The Company shall make such deductions and withhold such amounts from each payment and benefit made or provided to Employee hereunder, as may be required from time to time by applicable law, governmental regulation or order.

6.             HEADING REFERENCES.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.  References to “this Agreement” or the use of the term “hereof” shall refer to these Standard Terms and Conditions and the Employment Agreement attached hereto, taken as a whole.

7.             WAIVER; MODIFICATION.  Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.  This Agreement shall not be modified in any respect except by a writing executed by each party hereto.  Notwithstanding anything to the contrary herein, neither the assignment of Employee to a different Reporting Officer due to a reorganization or an internal restructuring of the Company or its affiliated companies nor a change in the title of the Reporting Officer shall constitute a modification or a breach of this Agreement.

8.             SEVERABILITY.  In the event that a court of competent jurisdiction determines that any portion of this Agreement is in violation of any law or public policy, only the portions of this Agreement that violate such law or public policy shall be stricken.  All portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect.  Further, any court order striking any portion of this Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

9.             INDEMNIFICATION.  The Company shall indemnify and hold Employee harmless for acts and omissions in Employee’s capacity as an officer, director or employee of the Company to the maximum extent permitted under applicable law; provided, however, that neither the Company, nor any of its subsidiaries or affiliates shall indemnify Employee for any losses incurred by Employee as a result of acts described in Section 1(c) of this Agreement.

ACKNOWLEDGED AND AGREED:

Dated as of: December 9, 2004

Ticketmaster
8800 Sunset Blvd
West Hollywood, CA 90069

By:
/s/ Brad Serwin
Brad Serwin
EVP and General Counsel

/s/ Chris Riley
Chris Riley